UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2003

Goody’s Family Clothing, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	0-19526	62-0793974

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Goody’s Lane, Knoxville, Tennessee	37922

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 966-2000

(Former name or former address, if changed since last report.)

Item 5. Other Events.

GOODY’S FAMILY CLOTHING ACQUIRES DUCK HEAD TRADEMARKS

Knoxville, Tennessee (June 2, 2003) — Goody’s Family Clothing, Inc., (Nasdaq:GDYS) today announced the purchase of the Duck Head trademarks and four related licenses from TSI Brands Inc., and its parent corporation, Tropical Sportswear Int’l Corporation, (Nasdaq:TSIC).

“We are extremely proud to assume ownership of a brand with so much historical significance in our country,” said Robert M. Goodfriend, Chairman and Chief Executive Officer of Goody’s. “As we celebrate our Company’s 50th anniversary and continue to build the strength of the nationally recognized and exclusive brand selections we offer to our shoppers, we believe the Duck Head brand will be an excellent addition.”

The legendary Duck Head brand was conceived after brothers George and Joe O’Bryan opened an apparel wholesale business after returning home to Nashville, Tennessee, from Civil War duty. The brothers’ innovative trouser design, cut and sewn from the closely woven tent material known as “Duck” was later trademarked as Duck Head, and a unique American brand was born. As World War II broke out in 1941, the brothers O’Bryan donated their manufacturing plants to produce nearly five million uniforms for the American men and women fighting for our country.

“With its history of classic styling, understandable fashion and heritage of quality, we believe that the Duck Head brand has a universal appeal that makes it a great fit into our stable of established private brands,” said Max W. Jones, Goody’s Executive Vice President of Merchandising. “We plan to maximize Duck Head’s potential across our product divisions, including men’s, women’s and children’s.”

The Company’s existing line-up of successful private brands includes Ivy Crew, Old College Inn and RMG Chairman’s Collection for men; Mountain Lake and GoodClothes for women, and Baby Crew, GoodKidz, and OCI for children.

Goody’s, headquartered in Knoxville, Tennessee, is a retailer of moderately-priced family apparel for women, men and children, operating 330 stores in the 18 states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Mississippi, Missouri, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas, Virginia and West Virginia.

This press release contains certain forward-looking statements which are based upon current expectations, business plans and estimates and involve material risks and uncertainties including, but not limited to: the effectiveness of the Company’s merchandising and advertising strategies in respect of the Duck Head brand; the Company’s customers’ acceptance of the Duck Head brand; and the Company’s ability to successfully introduce and expand the Duck Head brand across its divisions. Readers are cautioned that any such forward-looking statement is not a guarantee of future performance and involves risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s public filings with the Securities and Exchange Commission. Certain of such filings may be accessed through the Company’s web site, http://www.goodysonline.com/investor.asp , then select “SEC Filings.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODY’S FAMILY CLOTHING, INC. (Registrant)

Date:	June 2, 2003	By: /s/ Robert M. Goodfriend Name: Robert M. Goodfriend Title: Chairman of the Board and Chief Executive Officer